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Exhibit 10.28

Guaranty Agreement

GUARANTEE AGREEMENT (this "Agreement") dated as of May 19, 2005 between SR TELECOM INC., a company duly organized and validly existing under the laws of Canada; (the "Guarantor"); EXPORT DEVELOPMENT CANADA, a corporation established by an act of the Parliament of Canada ("EDC"), and INTER-AMERICAN DEVELOPMENT BANK, an international organization established by the Articles of Agreement among its member countries ("IDB", and collectively with EDC the "Senior Lenders").

W I T N E S S E T H

WHEREAS, Comunicación y Telefonía Rural, S.A. (the "Borrower"), which is the indirectly, wholly-owned Subsidiary of the Guarantor, has undertaken to design, construct, install and operate a rural telecommunications network in nine primary zones of Chile (the "Project").

WHEREAS, in order to finance the development and construction of the Project, the Borrower and EDC entered into an Amended and Restated Loan Agreement dated as of December 22, 1999 (as amended, supplemented or otherwise modified as of the date hereof, the "EDC Senior Loan Agreement") providing, subject to the terms and conditions thereof, for a loan to be made by EDC to the Borrower in the amount of U.S.$25,000,000, and the Borrower and IDB entered into a Loan Agreement dated as of December 22, 1999 (as amended, supplemented or otherwise modified as of the date hereof, the "IDB Senior Loan Agreement" and, together with the EDC Loan Agreement, the "Senior Loan Agreements") providing, subject to the terms and conditions thereof, for a loan to be made by IDB to the Borrower in the amount of U.S.$25,000,000. The Borrower and the Senior Lenders entered into a Common Agreement dated as of December 22, 1999 (as amended, supplemented or otherwise modified as of the date hereof, the "Common Agreement").

WHEREAS, the Guarantor and the Senior Lenders entered into an Amended and Restated Performance Undertaking dated as of December 22, 1999 (as amended, supplemented or otherwise modified as of the date hereof, the "Performance Undertaking"), an Amended and Restated Project Funds Agreement dated as of December 22, 1999 (as amended, supplemented or otherwise modified as of the date hereof, the "Project Funds Agreement") and an amended and restated Direct Agreement dated as of December 22, 1999 (as amended, supplemented or otherwise modified as of the date hereof, the "Direct Agreement").

WHEREAS, the Borrower and the Guarantor have approached the Senior Lenders on a number of occasions since December 22, 1999 to request amendments and waivers to the Transaction Documents (as defined in the Common Agreement) and the Senior Lenders, the Borrower and the Guarantor have agreed to eight amendments and waivers to the Transaction Documents, including by means of the Eighth Amendment and Limited Term Waiver Agreement (as modified, supplemented or amended as of the date hereof, the "Eighth Amendment").

WHEREAS, the Eighth Amendment included waivers of certain defaults of the Guarantor's obligations under the Performance Undertaking and the Project Funds Agreement, as further described in Section 19 of the Eighth Amendment.

WHEREAS, the Eighth Amendment will, if not terminated earlier in accordance with its terms, terminate on May 16, 2005, and the Guarantor and the Borrower have requested that the Senior Lenders agree to enter into (a) the Ninth Amendment and Limited Term Waiver Agreement between the Borrower, the Guarantor and the Senior Lenders dated the date hereof (the "Ninth Amendment") and (b) the Restructuring Term Sheet attached hereto as Schedule A (the "Term Sheet").

WHEREAS, to induce the Senior Lenders to enter into the Ninth Amendment and the Term Sheet, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor has agreed to execute and deliver this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.    Definitions.    Terms defined in the Common Agreement are used herein as defined therein. In addition, the term "CTR Loan Documents" means, collectively, the Senior Loan Agreements, the Senior Notes and each other agreement or instrument referred to in or contemplated by the Senior Loan Agreements.

SECTION 2.    The Guarantee.

2.01    The Guarantee.    The Guarantor hereby unconditionally guarantees to the Senior Lenders the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Senior Loans and the Senior Notes and all other amounts whatsoever now or hereafter payable or becoming payable by the Borrower under the CTR Loan Documents, in each case strictly in accordance with the terms thereof (the obligations guaranteed hereby being herein collectively called the "Guaranteed Obligations") provided, however that the aggregate amount for which the Guarantor is liable hereunder to pay to the Senior Lenders after the date hereof pursuant to this Agreement shall not exceed the lesser of (a) U.S.$12,000,000, and (b) U.S.$12,000,000 less (i) any amounts paid after the date hereof by the Guarantor (as opposed to the Borrower) to the Senior Lenders (or either of them) as contemplated in paragraphs 16(b)(ii), 18(i) or 18(l) of the Term Sheet and (ii) any cash amounts provided by the Guarantor to the Borrower after the date hereof and are paid directly to the Senior Lenders (other than any cash amounts required to be paid by the Guarantor to the Borrower in accordance with the Support Agreement (as defined in the Term Sheet)), in each case to the extent such amounts would be (and the Senior Lenders hereby acknowledge that such amounts will be) applied in accordance with Schedule B to the Term Sheet to the payment of principal amounts outstanding under the CTR Loan Documents (such lesser amount from time to time being the "CTR Guarantee Maximum"). Any reduction in the CTR Guarantee Maximum pursuant to the foregoing sentence shall be a permanent reduction thereof. The Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same up to the CTR Guarantee Maximum upon receipt of written demand for payment thereof, without any other demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Agreement is a continuing guaranty and is a guaranty of payment and is not merely a guaranty of collection.

2.02    Acknowledgments, Waivers and Consents.    The Guarantor agrees that the obligations of the Guarantor under Section 2.01 hereof shall, to the fullest extent permitted by applicable law, be primary, absolute, irrevocable and unconditional under any and all circumstances. Without limiting the foregoing, the Guarantor agrees that, to the fullest extent permitted by applicable law:

(a)
The occurrence of any one or more of the following shall not affect the enforceability or effectiveness of this Agreement in accordance with its terms or affect, limit, reduce, discharge or terminate the liability of the Guarantor, or the rights, remedies, powers and privileges of the Senior Lenders under this Agreement:

(i)
any modification or amendment (including without limitation by way of amendment, extension, renewal or waiver), or any acceleration or other change in the time for payment or performance of the terms of all or any part of the Guaranteed Obligations or any Loan Document, or any other agreement or instrument whatsoever relating thereto provided that the obligations of the Guarantor hereunder shall not be increased by reason of any modification or amendment after the date hereof of the terms of the Obligations if the effect of such modification or amendment is to increase (other than by means of acceleration) the amount of the Obligations then due and payable to the Senior Lenders and provided, further that in the event that the Obligations are increased in the manner described in the foregoing clause, the Senior Lenders shall not make a claim against the Guarantor under this Agreement for the amount by which such Obligations have been increased;

(ii)
any release, termination, waiver, abandonment, lapse or expiration, subordination or enforcement of the liability of the Guarantor under this Agreement;

(iii)
any release of any other Person (including without limitation any other guarantor with respect to all or any part of the Guaranteed Obligations) from any personal liability with respect to all or any part of the Guaranteed Obligations;

(iv)
any settlement, compromise, release, liquidation or enforcement, upon such terms and in such manner as the Senior Lenders may determine or as applicable law may dictate, of all or any part of the

    Guaranteed Obligations or any other guarantee of (including without limitation any letter of credit issued with respect to) all or any part of the Guaranteed Obligations;

  (v)
  the giving of any consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Borrower or any other Person or any disposition of any shares of the Guarantor;

  (vi)
  any proceeding against the Borrower or the exercise of any rights, remedies, powers and privileges of the Senior Lenders under the CTR Loan Documents or otherwise in such order and such manner as the Senior Lenders may determine, regardless of whether the Senior Lenders shall have proceeded against or exhausted any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement;

  (vii)
  the entering into such other transactions or business dealings with the Borrower, any Subsidiary or Affiliate of the Borrower as the Senior Lenders may desire;

  (viii)
  any lien or security interest granted to, or in favor of, the Senior Lenders as security for any of the Guaranteed Obligations shall be released or shall fail to be perfected; or

  (ix)
  all or any combination of any of the actions set forth in this Section 2.02(a).

(b)
The enforceability and effectiveness of this Agreement and the liability of the Guarantor, and the rights, remedies, powers and privileges of the Senior Lenders under this Agreement shall not be affected, limited, reduced, discharged or terminated, and the Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

(i)
the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, any CTR Loan Document or any other agreement or instrument whatsoever relating to all or any part of the Guaranteed Obligations;

(ii)
any disability or other defense with respect to all or any part of the Guaranteed Obligations (other than, subject to Section 2.03 hereof, by reason of the full and final payment of all Guaranteed Obligations), including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations;

(iii)
the illegality, invalidity or unenforceability of any security for all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any Lien on any collateral for all or any part of the Guaranteed Obligations;

(iv)
the cessation, for any cause whatsoever, of the liability of the Borrower or any other guarantor with respect to all or any part of the Guaranteed Obligations (other than, subject to Section 2.03 hereof, by reason of the full and final payment of all Guaranteed Obligations);

(v)
any failure of the Senior Lenders to marshal assets in favor of the Borrower or any other Person, to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege they may have against the Borrower or any other guarantor of all or any part of the Guaranteed Obligations (including any issuer of any letter of credit) or any other Person or to take any action whatsoever to mitigate or reduce such or any other Person's liability under this Agreement, the Senior Lenders being under no obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Borrower may be in default of its obligations under any Financing Document;

(vi)
any counterclaim, set-off or other claim which the Borrower or any other guarantor of all or any part of the Guaranteed Obligations has or claims with respect to all or any part of the Guaranteed Obligations (other than, subject to Section 2.03 hereof, by reason of the full and final payment of all Guaranteed Obligations);

(vii)
any failure of the Senior Lenders or any other Person to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

  (viii)
  any bankruptcy, insolvency, reorganization, winding-up or adjustment of debts, or appointment of a custodian, liquidator, trustee or the like of it, or similar proceedings commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

  (ix)
  any action taken by the Senior Lenders that is authorized by this Section 2.02 or otherwise in this Agreement or by any other provision of any Loan Document or any omission to take any such action; or

  (x)
  any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than, subject to Section 2.03 hereof, by reason of the full and final payment of all Guaranteed Obligations).

(c)
To the fullest extent permitted by law, the Guarantor expressly waives, for the benefit of the Senior Lenders, all set-offs and counterclaims and all diligence, presentment, demand for payment or performance, notices of nonpayment or nonperformance, protest, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever (other than the written demand for payment pursuant to Section 2.01 hereof), and any requirement that the Senior Lenders exhaust any right, power or remedy or proceed against the Borrower under the Financing Documents or other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations, and all notices of acceptance of this Agreement or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations provided that the waiver of set-off set out in this clause (c) shall apply, only with respect to the Senior Lenders' rights and remedies under this Agreement, up to the maximum amount of recovery of the CTR Guarantee Maximum. The Guarantor further expressly waives the benefit of any and all statutes of limitation, to the fullest extent permitted by applicable law.

(d)
The Guarantor further waives, to the fullest extent permitted by law, any right to which it may be entitled, including, without limitation:

(i)
that the assets of the Borrower first be used, depleted and/or applied in satisfaction of the Borrower's obligations under the CTR Loan Documents prior to any amounts being claimed from or paid by the Guarantor; and

(ii)
to require that the Borrower be sued and all claims against the Borrower be completed prior to an action or proceeding being initiated against the Guarantor.

2.03    Reinstatement.    The obligations of the Guarantor under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must otherwise be restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Senior Lenders on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by them in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or the like under any bankruptcy, insolvency or similar law.

2.04    Subrogation.    The Guarantor hereby agrees that, until the final payment in full of all Obligations it shall not have the right to, and shall not, exercise any right or remedy arising by reason of any performance by it under this Agreement, whether by subrogation, reimbursement, contribution or otherwise, against the Borrower or any security for any of the Guaranteed Obligations.

2.05    Remedies.

(a)
Subject to Section 2.05(b), the Guarantor agrees that, as between the Guarantor and the Senior Lenders, the obligations of the Borrower under the CTR Loan Documents may be declared to be forthwith due and payable as provided in Section 9 of the Common Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9) for purposes of Section 2.01 hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall to the fullest extent permitted by applicable law forthwith become due and payable by the Guarantor for purposes of said Section 2.01.

(b)
Notwithstanding any other term of this Guarantee Agreement, neither this Guarantee Agreement (including, without limitation, Section 2.01) nor any of the rights created hereby shall be enforceable or enforced by the Senior Lenders against the Guarantor until the earliest of:

(i)
three years from the implementation of the restructuring referred to in the Term Sheet or such later date as may be agreed by the Senior Lenders in their sole discretion;

(ii)
the earliest to occur of (1) the date an initial order is made under Section 11 of Companies Creditors' Arrangement Act (Canada) with respect to the Guarantor and (2) the date on which the Guarantor initiates proceedings under Part III of the Bankruptcy and Insolvency Act (Canada); and

(iii)
the date upon which acceleration occurs or enforcement proceedings are initiated under the Emergency Credit Facility or the New Convertible Bonds, as such terms are defined in the Term Sheet.

2.06    Payments.    All payments by the Guarantor under this Agreement shall be made in Dollars, without deduction, set-off or counterclaim at the place specified in the CTR Loan Documents and free and clear of any and all present and future Covered Taxes. In the event that the Guarantor, any Person making a payment hereunder on behalf of the Guarantor or the Senior Lenders shall be required by applicable law, decree or regulation to deduct or withhold Covered Taxes from any amounts payable on, under or in respect of this Agreement, the sum payable shall be increased as necessary so that after making all required deductions and withholdings the recipient of such payment receives an amount equal to the sum it would have received had no such deduction or withholding been made, except to the extent that the Borrower would not have been required to make such payments under Section 5.05 of the IDB Loan Agreement or Section 5.05 of the EDC Loan Agreement, as applicable.

SECTION 3.    Representations and Warranties.    The Guarantor represents and warrants to the Senior Lenders that:

3.01    Organization; Power and Authority.    The Guarantor (a) is a corporation duly organized and validly existing under the laws of Canada, (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected to (either individually or in the aggregate) have a Borrower Material Adverse Effect or an SRT Material Adverse Effect.

3.02    Authorization; Enforceability.    The Guarantor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Guarantor and constitutes, its legal, valid and binding obligation, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.03    Approvals.    No Governmental Approvals are necessary for the execution, delivery or performance by the Guarantor of this Agreement or for the legality, validity or enforceability hereof or thereof

3.04    Legal Effect.    This Agreement has been duly executed and delivered by the Guarantor and is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms except (i) as may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) as rights of acceleration, indemnification, contribution and the availability of equitable remedies may be limited by equitable principles of general applicability.

3.05    Ranking.    The payment obligations of the Guarantor hereunder are secured obligations of the Guarantor and, subject to the terms of the Term Sheet and the Intercreditor Agreement contemplated therein, rank and will at all times rank pari passu in priority of payment with the rights of the New Convertible Bondholders (as defined in the Term Sheet) The only obligations of the Guarantor ranking ahead of the Guarantor's payment obligations hereunder is, and at all times will be, the ECF Debt (as defined in Schedule A to the Term Sheet).

SECTION 4.    Miscellaneous.

4.01    Waiver.    No failure on the part of the Senior Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the any of the Transaction Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. Neither this Agreement nor any action or inaction on the part of the Senior Lenders shall be construed to constitute or represent an intention by the Senior Lenders to waive, modify or forbear from exercising any of their rights, powers, privileges or remedies under the Transaction Documents or under any other document or agreement, at law, in equity or otherwise (including with respect to any Default or Event of Default (other than with respect to the Ninth Amendment Specified Defaults to the extent provided in the Ninth Amendment)), and the Guarantor acknowledges, agrees and confirms that no such waiver, modification or forbearance has been offered, granted, extended or agreed to by the Senior Lenders, either in their capacities under the CTR Loan Documents or in any other capacity (including with respect to any Default or Event of Default (other than with respect to the Ninth Amendment Specified Defaults to the extent provided in the Ninth Amendment)). Nothing set forth in this Agreement (a) shall be construed so as to require the Senior Lenders, either in their capacities under the Transaction Documents or in any other capacity, to agree to the terms of any modification proposed by the Borrower or the Guarantor to the Transaction Documents or any other document or agreement to which either of the Senior Lenders is a party or (b) shall be construed as constituting an amendment, replacement, novation or substitution of any provision of any Transaction Document.

4.02    Notices.    All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex (and the appropriate answerback is received) or personally delivered or, in the case of a telecopy or mailed notice, upon receipt, in each case given or addressed as aforesaid.

4.03    Expenses, Etc.    The Guarantor agrees to pay or reimburse the Senior Lenders for all of their reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and expenses of legal counsel) in connection with the enforcement of any provision of this Agreement and the collection of any amount due hereunder.

4.04    Amendments, Etc.    Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Guarantor and the Senior Lenders. Any such amendment or waiver shall be binding upon the Senior Lenders, each holder of any of the Guaranteed Obligations and the Guarantor. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

4.05    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and each holder of any of the Guaranteed Obligations and their respective successors and assigns, provided, that, the Guarantor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Senior Lenders.

4.06    Captions.    The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

4.07    Counterparts.    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

4.08    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

4.09    Jurisdiction, Service of Process and Venue.

(a)
The Guarantor agrees that any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, County of New York, and in the courts of its own corporate domicile, in respect of actions brought against it as a defendant, and irrevocably submits to the jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.

(b)
The Guarantor hereby irrevocably appoints CT Corporation System in New York, New York (the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, NY 10011, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of the Guarantor and its Property, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in the State of New York. Such appointment shall be irrevocable as long as the Loans are outstanding, except that if for any reason the Process Agent appointed hereby ceases to act as such, the Guarantor will, by an instrument reasonably satisfactory to the Senior Lenders, appoint another Person in the Borough of Manhattan as such Process Agent subject to the approval (which approval shall not be unreasonably withheld) of the Senior Lenders. The Guarantor hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by the Senior Lenders by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto. The Guarantor covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of a Process Agent pursuant to this Section in full force and effect and to cause the Process Agent to act as such.

(c)
Nothing herein shall in any way be deemed to limit the ability of the Senior Lenders to serve any such process or summonses in any other manner permitted by applicable law.

(d)
The Guarantor hereby irrevocably waives, to the extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the United States District Court for the Southern District of New York or any New York State Court sitting in the Borough of Manhattan, New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and any right to which it may be entitled on account of place of residence or domicile. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which any party hereto is or may be subject, by suit upon judgment.

4.10    Waiver of Jury Trial.    THE GUARANTOR AND EACH OF THE SENIOR LENDERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.11    Waiver of Immunity.    To the extent that the Guarantor may be or become entitled to claim for itself or its Property any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Guarantor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement.

4.12    Judgment Currency.    This is a guaranty of an international loan transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of the Guarantor under this Agreement to make payment in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency the recipient may in accordance with normal banking procedures purchase Dollars in the amount originally due to such recipient with the judgment currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section 5.12 called the "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Senior Lenders could purchase such Dollars at New York, New York with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Guarantor in respect of any such sum due from it to either Senior Lender hereunder (in this Section 5.12 called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and the Guarantor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred. If the amount of Dollars so purchased exceeds the sum originally due to the Entitled Person, such Entitled Person shall remit such excess to the Borrower.

4.13    Use of English Language.    The parties acknowledge that they have required that this Agreement and all related documents be drawn up in English. Les parties reconnaissent avoir exigé que la présente convention et tous les documents connexes soient rédigés en anglais. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including, without limitation, any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof. In the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

4.15    Severability.    In case any provision in this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Guarantor
SR TELECOM INC.
By:	/s/ PIERRE ST-ARNAUD
Name: Pierre St-Arnaud Title: President and CEO
By:	/s/ DAVID L. ADAMS
Name: David L. Adams Title: Sr. VP Finance and CFO
Address for Notices:

INTER-AMERICAN DEVELOPMENT BANK
By:	/s/ HIROSHI TOYODA
Name: Hiroshi Toyoda Title: Manager, PRI

EXPORT DEVELOPMENT CANADA
By:	/s/ SEAN MITCHELL
Name: Sean Mitchell Title: Manager, Special Risks
By:	/s/ ROBERT HODGES
Name: Robert Hodges Title: Special Risks

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